SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

WESTERN DIGITAL CORPORATION

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Western Digital Fall 2021 Stockholder Update

Forward-Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding the company’s product and technology portfolio, product performance and development, customer relationships, market position, operational improvements and market opportunities, as well as expectations regarding industry trends, and initiatives related to sustainability, equity, inclusion and diversity. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Key risks and uncertainties include future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our substantial level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov, including our Form 10-K filed with the SEC on August 27, 2021, to which your attention is directed. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Leading developer, manufacturer, and provider of data storage devices and solutions utilizing flash and hard drive technology Fifty-year history of technology leadership and innovation backed by over 13,500+ patents Industry-leading portfolio of technologies, systems and solutions comprised of Western Digital, G-Technology, SanDisk, and WD brands Broad routes to market with over 350,000 points of sale worldwide Headquartered in San Jose, CA, we have a global presence with over 64,000 employees © 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL Essential building block to the digital economy – from the edge to the cloud Western Digital at a Glance

Our Long-Term Value Creation Strategy Our strategy is dependent on continuing to build a culture of growth and innovation to accomplish five major strategic pillars: Maintain leadership in core storage technologies Lead in energy-assisted technologies to drive long-term growth in capacity HDD Lead in flash 3D node transitions, design parameters and capital efficiency Drive future storage interface standards, architectures and software ecosystems DRIVE DIFFERENTIATED LEADERSHIP IN FLASH DRIVE LEADERSHIP IN HDD LEAD IN STORAGE INNOVATION BUILD ON OUR CUSTOMER VALUE Drive portfolio strategy to create a unique role for Western Digital as a leader in the flash market Increase long-term engagement and through-cycle agreements with key hyperscalers Expand our partnership with hyperscale customers through innovative offerings Continue to deliver on our areal density improvement roadmap Expand relationships at our largest customers to enrich our value Establish ourselves as “The Supplier” for storage in retail, e-tail and distribution channels, while developing the WD online store as a preferred channel ACCELERATE OPERATIONAL EXCELLENCE Meet quarter-to-quarter cost down target to improve gross margin while improving inventory Establish a robust end-to-end supply chain, and enhance responsiveness and service levels Continue to increase automation in our factories © 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL Our strategy supports our mission to be recognized as the world’s leading data infrastructure company

Reshaped Executive Leadership Team David Goeckeler Chief Executive Officer Joined Mar. 2020 Robert Eulau Executive Vice President and Chief Financial Officer Joined Apr. 2019 5 © 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL Robert W. Soderbery Executive Vice President and General Manager, Flash Business Joined Sept. 2020 Ashley Gorakhpurwalla Executive Vice President and General Manager, HDD Business Joined Oct. 2020 Dr. Sivaram and Mr. Ray possess indispensable knowledge of Kioxia and have key relationships with its leaders, and both bring deep institutional knowledge of our business and technology that is critical to supporting our long-term strategy In the context of a reshaped leadership team and competitive talent market, our Compensation and Talent Committee evaluated the equity holdings of our executives and determined that Dr. Sivaram and Mr. Ray had lower holding power than other executives In light of these factors, the Committee approved retention awards to Dr. Sivaram and Mr. Ray of $4.0 million and $1.5 million, respectively, to increase their equity holding power over the next two years In the last two years we significantly evolved our leadership team: We recruited Mr. Goeckeler to join as our CEO We formed separate product business units for our Flash and HDD technology assets and announced the appointments of two new executive leaders, Mr. Soderbery and Mr. Gorakhpurwalla We appointed Ms. Bastian as our Chief People Officer, who brings extensive experience in organizational design, talent development, executive coaching and supporting diverse organizations Dr. Siva Sivaram President, Technology and Strategy Joined May 2016; Promoted to role Aug. 2019 Michael C. Ray Executive Vice President and Chief Legal Officer Joined Sept. 2000; Promoted to role Nov. 2015 Christine Bastian Executive Vice President and Chief People Officer Joined Aug. 2021 We have reshaped our leadership team as we pursue our mission of being recognized as the world’s leading data infrastructure company

Experienced Board Provides Strong Oversight

Western Digital.

Our directors' diverse backgrounds contribute to an effective and well-balanced Board that is able to provide strong oversight



Kimberly Alexy
Audit Committee Chair
Director since 2018
Principal, Alexy Capital Management

Deep expertise in finance, securities and corporate governance at several financial institutions and publicly held companies



Martin Cole
Compensation & Talent Committee Chair
Director since 2014
Former Chief Executive, Technology of Accenture plc.

Extensive senior executive leadership experience across business sectors and geographies



Tunç Doluca
Director since 2018
Former President & CEO of Maxim Integrated

Over 30 years of executive leadership and technical experience in the semiconductor industry



David Goeckeler
CEO of Western Digital
Director since 2020

20 years in technical and leadership positions at Cisco and current role as CEO contributes indispensable knowledge



Matthew Massengill
Independent Chairman
Director since 2000
Former President & CEO of Western Digital

Many years as a Western Digital executive and Board member provide extensive experience directly relevant to our business



Paula Price
Director since 2020[1]
Former EVP & CFO of Macy's Inc.

Veteran financial leader with a deep knowledge of the data-driven strategies transforming consumer businesses



Stephanie Streeter
Governance Committee Chair
Director since 2018
Former CEO of Libbey Inc.

Extensive senior executive leadership experience overseeing companies with manufacturing and operations across the globe

RETIRING



Kathleen Cote
Lead Independent Director
Director since 2001
Former CEO of Worldport Communications, Inc.

Seasoned executive with numerous years of experience overseeing global companies focused on technology and operations

The appointments of Dr. Caulfield and Ms. Suzuki to our Board effective July 6, 2021 add diverse perspectives and backgrounds and demonstrate our ongoing commitment to Board refreshment

Dr. Caulfield and Ms. Suzuki serve on our Governance Committee

NEW



Miyuki Suzuki
Director since 2021
Former President, Asia Pacific, Japan and China, Cisco Systems, Inc.

Over 35 years of leadership experience in the technology, telecommunications and airlines industries with deep global operations expertise that spans across the Asia Pacific region

NEW



Dr. Thomas Caulfield
Director since 2021
CEO of GlobalFoundries Inc.

Over 30 years of semiconductor industry experience and an extensive career spanning roles in engineering, management and global operations

Ms. Cote will be retiring from the Board at our Annual Meeting after two decades of service

We benefited greatly from her insights and contributions as Lead Independent Director and a trusted advisor

[1] Previously served as a director from July 2014 to February 2019.

© 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL

6

Board Composition Supports Our Strategy We routinely evaluate the composition of the Board and strategically refresh our membership to ensure it reflects our strategic and business needs Director Skills and Expertise Our Board’s mix of qualifications, attributes, tenure and skills strengthen the Board’s independent leadership and effective oversight of management: Executive Experience Sales/Marketing Semiconductor Experience Finance and Accounting Data Infrastructure Experience Cybersecurity Manufacturing Risk Management Operations and Infrastructure Corporate Sustainability and Responsibility Technology/Innovation Strategy Planning Experience 1Calculation includes Paula Price's tenure as a director from July 2014 to February 2019. Global Experience Human Capital Management 7 © 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL Focus on Diversity in Director Candidate Pool In May 2021, the Board adopted a provision in our Corporate Governance Guidelines requiring the Governance Committee to include, and instruct any search firm it engages to include, women and members of underrepresented communities in the pool from which it selects director nominees Women in Board Leadership Roles Lead Independent Director Audit Committee Chair Governance Committee Chair Board Nominee Highlights 6 < 5 years 2 5-10 years 1 >10 years 5 Years Average Tenure(1) 89% Independent 8 Independent 1 Non-Independent 22% Diverse Members 2 members are racially/ethnically diverse or LGBTQ+ community members 4 ≤ 60 years 5 61-69 years 60 Years Average Age 44% Women 4 Women 5 Men

Robust year-round Board-led stockholder engagement program that informs Board decisions Independent Board leadership, including a Lead Independent Director with clearly defined roles and responsibilities Commitment to Board diversity, with our last six director appointments including four women, two of whom are from underrepresented communities All directors elected annually by a simple majority of votes cast Eight of nine director nominees are independent Director retirement policy upon reaching age 72 Active Board oversight of strategic planning and risk management Board-level oversight of corporate responsibility, sustainability and human capital management Succession planning for directors, our CEO and other key officers Annual Board and committee self-evaluations Commitment to Stockholder Engagement © 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL Stockholder engagement remains an important part of our Board’s commitment to maintaining the highest standards of corporate governance We contacted stockholders holding greater than 45% of shares outstanding in each of the last three years to offer engagements and in 2021: We reached out to stockholders representing over: Our strong corporate governance practices help promote the long-term interests of our stockholders Key Areas of Focus during Engagement with Stockholders: Executive leadership team composition Board composition, experience and diversity Executive compensation philosophy and program design, including an overview of how investor feedback influenced various program enhancements Corporate responsibility and sustainability, specifically our progress toward TCFD alignment and our commitment to set science-based targets Equity, inclusion and diversity at Western Digital, including recent developments and enhanced disclosure in our 2021 Sustainability Update Robust year-round Board-led stockholder engagement program that informs Board decisions

Pay Element Vehicle Measurement Period Performance Metric Base Salary Cash Competitive with market/industry practices; adjusted for experience, responsibility, potential and performance Short-Term Incentives Cash One year Non-GAAP Operating Income (50%) Flash Exabytes Shipped (12.5%) HDD Exabytes Shipped (12.5%) Individual Performance (25%) Long-Term Incentives PSUs CEO (60%) Other NEOs (50%) All PSUs subject to 3-year vesting 100% based on 3-year performance period Relative TSR (50%) Revenue (25%) Non-GAAP EPS (25%) Pre-established relative market performance adjustment (“MPA”) for financial metrics TSR-based awards capped at 100% if absolute TSR is negative RSUs CEO (40%) Other NEOs (50%) Pro-rata vesting over four years Stock price performance Executive Compensation Design 2021 Executive Compensation Overview = Indicates new feature Short-Term Incentives Shift from Non-GAAP Net Income to Non-GAAP Operating Income better reflects our core operations by excluding the impact of taxes and interest New Operational Metric (Exabytes Shipped) provides the executive team with tangible operational milestones; overall STI design emphasizes profit in achieving these milestones New Individual Performance Metric allows for differentiation between executives based on individual contributions and evaluates leadership and execution on fiscal 2021 strategic and financial objectives Long-Term Incentives PSU Performance Period: Extended the performance period for 100% of the PSUs to three years reflecting stockholder feedback Replacement of peer index for Relative TSR PSUs: Replaced a custom peer index with the S&P 500 constituents Fiscal 2021 Compensation Program Updates © 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL Our compensation program aligns performance with pay results and continues to evolve in response to stockholder feedback

2021 Sustainability Update © 2021 Western Digital Corporation or its affiliates. All rights reserved. | WESTERN DIGITAL CONFIDENTIAL Human Rights and Integrity Respecting human rights is a foundational aspect of how we do business. We work diligently to foster a working environment where our employees can be treated with respect and dignity and form our global culture of integrity Recognized by Ethisphere Institute for the 3rd consecutive year as one of the World’s Most Ethical Companies Completed a global human rights impact assessment Expanded our disclosure of human rights and labor management practices in our Modern Slavery Compliance Statement Enhanced human rights-related training to our supply chain Zero reportable breaches of personal data in 2020 or to date in 2021 chain Energy and Emissions We aim to do our part in helping build an environmentally sustainable future by reducing our energy consumption, investing in conservation projects and managing our impacts on the environment Set science-based targets through the Science Based Targets initiative, including a commitment to reduce operational emissions by 42% by 2030 Achieved a year-over-year 3.8% reduction in energy use and a 25% reduction in energy intensity Completed a climate-scenario analysis aligned with TCFD recommendations Completed a robust Scope 3 emissions data analysis to support emissions reduction targets Diversity, Equity and Inclusion Our people are our most valuable resource. We believe we can achieve the best business outcomes by empowering our diverse and talented employees to make an impact, together Currently expanding our pay equity analysis to include 75% of our workforce; preparing to publish additional details about the analysis in our FY21 report Preparing to publish EEO-1 data this year Recognized for the third consecutive year by Women’s Choice Award as a Best Company for Millennials, and received a perfect score from Human Rights Campaign in their Corporate Equality Index Promoted a Global Anti-Harassment and Discrimination Policy with associated training worldwide Our 2021 Sustainability Report will be published in November and align with the GRI, SASB and TCFD standards Our Board plays an important oversight role across each of these areas Our Compensation and Talent Committee oversees our human capital management programs, including those focusing on culture, diversity and inclusion and our Governance Committee oversees our corporate responsibility and sustainability programs

2021 Annual Meeting Western Digital values your support on our 2021 ballot items Our Board recommends: A vote FOR Proposal to elect each of the nine director nominees named in the proxy statement A vote FOR Proposal to approve on an advisory basis the compensation of the Company’s named executive officers A vote FOR Proposal to approve our 2021 Long-Term Incentive Plan A vote FOR Proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2022